UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 29, 2008

MIDNIGHT HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

33-22142	55-0681106
(Commission File Number)	(IRS Employer Identification Number)

22600 Hall Road, Suite 205, Clinton Twp., MI            48036
(Address of Principal Executive Offices)                (Zip Code)

(586) 468-8741
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a material definitive agreement

On November 29, 2008, AmeriResource Technologies, Inc., (“Company”), a Delaware corporation, approved and entered into a Stock Exchange Agreement (“Agreement”) with Midnight Holdings Group, Inc., (MHGI), a Delaware Corporation. Pursuant to the Agreement the Company will be acquiring forty-one (41%) percent of the MHGI’s issued and outstanding Convertible Preferred Series A Stock in exchange for Two Hundred Fifty Thousand (250,000) shares of the Company’s Preferred Series E Convertible Stock.

The closing of the share exchange will occur within ten (10) days of the successful completion of MHGI 1934 Exchange Act filings with the SEC including the filing of the Form 10 K for the fiscal year-ends December 31, 2007 and 2008, and all quarterly filings on Form 10-Qs for the 2007, 2008 and though the closing in 2009. In accordance with the Agreement, AmeriResource will manage MHGI’s filings and financial update process. Upon the Effective Closing Date, MHGI will become an operating subsidiary of AmeriResource.

Item 9.01   Financial Statements and Exhibits

(a) Exhibits No.	DESCRIPTION

10.	Stock Exchange Agreement between
AmeriResource Technologies, Inc. and
Midnight Holdings Group, Inc.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 3rd day of December, 2008.
Midnight Holdings Group, Inc.

/s/ Nicholas A. Cocco

	By:	Nicholas A. Cocco, President - CEO